Exhibit 24.1

Power of Attorney

Each person whose signature appears below constitutes and appoints Geoffery E. Merszei, Charles J. Kalil and William H. Weideman, acting severally, as his or her attorney-in-fact and agent, to sign any registration statement on Form S-3 and any or all amendments (including post-effective amendments) to such registration statement in connection with the registration under the Securities Act of 1933 of an unspecified amount of securities of The Dow Chemical Company pursuant to a Well-Known Seasoned Issuer (WKSI) Shelf Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

SIGNATURE	TITLE	DATE

/s/ A.A. ALLEMANG	Director and Senior Consultant	October 12, 2006
A.A. Allemang

/s/ J.K. BARTON	Director	October 12, 2006
J.K. Barton

/s/ J.A. BELL	Director	October 12, 2006
J.A. Bell

/s/ J.M. FETTIG	Director	October 12, 2006
J.M. Fettig

/s/ B.H. FRANKLIN	Director	October 12, 2006
B.H. Franklin

/s/ J.B. HESS	Director	October 12, 2006
J. B. Hess

/s/ A.N. LIVERIS	Director, President, Chief Executive Officer and Chairman of the Board	October 12, 2006
A.N. Liveris

/s/ G.E. MERSZEI	Director, Executive Vice President and Chief Financial Officer	October 12, 2006
G.E. Merszei

/s/ J.P. REINHARD	Director	October 12, 2006
J.P. Reinhard

/s/ J.M. RINGLER	Director	October 12, 2006
J.M. Ringler

/s/ R.G. SHAW	Director	October 12, 2006
R.G. Shaw

/s/ P.G. STERN	Presiding Director	October 12, 2006
P.G. Stern

/s/ W.H. WEIDEMAN	Vice President and Controller (Principal Accounting Officer)	October 10, 2006
W. H. Weideman